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                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-53826 of Fifth Third Bancorp on Form S-3 of our report dated January 14, 2000, incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                       /s/ Deloitte & Touche LLP


Cincinnati, Ohio

January 30, 2001